Exhibit 99.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 10, 2008, by and among Highfields Capital Management LP, a Delaware limited partnership (“HCM”), Highfields GP LLC, a Delaware limited liability company (“HGP”), Highfields Associates LLC, a Delaware limited liability company (“HA”), Highfields Capital I LP, a Delaware limited partnership (“HCI”), Highfields Capital II LP, a Delaware limited partnership (“HCII”) and Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“HCIII,” and, together with HCM, HGP, HA, HCI, HCII and HCIII, each a “Shareholder” and, collectively, the “Shareholders”), and The First American Corporation, a California corporation (including its successors, “First American”).

WHEREAS, it is anticipated that the Board of Directors (the “Board”) of First American will declare a dividend to effect the spin-off to First American’s shareholders of the stock of a separate public company (“SpinCo”), which will own certain of First American’s current operations, so that First American’s Financial Services businesses will be separated from its Information Solutions businesses (any such transaction, the “Planned Transaction”);

WHEREAS, the Shareholders, who together beneficially own a total of approximately 8,866,479 shares (the “Shares”) of common stock, par value $1.00 per share, of First American (the “Common Stock”), desire to support the Planned Transaction; and

WHEREAS, First American desires, among other matters, to enlarge the size of the Board from 14 to 17 members and to elect to, and nominate for election to, the Board certain individuals designated by the Shareholders, which individuals have previously been recommended for election to the Board by the Nominating and Corporate Governance Committee of the Board.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

AGREEMENTS

Section 1.1. Board Composition Matters; Nominations.

(a) Election of FAF Nominees. Effective on the date hereof, First American shall accept the resignations from the Board of two current members thereof, thereby creating two vacancies, and shall convene a special meeting of the Board to (i) amend the Bylaws of First American to effect an expansion of the Board from 14 to 17 members, thereby creating three additional vacancies on the Board and (ii) appoint Bruce Bennett, Glenn C. Christenson, Christopher Greetham, Thomas C. O’Brien and Patrick F. Stone (collectively, together with any successor nominees appointed by the Shareholders pursuant to this Agreement, the “FAF Nominees”) to fill the Board’s five vacancies.

(b) Continued Nomination of FAF Nominees. From the date hereof until the FAF Termination Date (as defined below), First American shall include on the Board’s proposed slate of nominees at any election of directors held during such period, a number of FAF Nominees equal to 30% of the total number of members of the Board, rounded to the nearest whole number of FAF Nominees, but, in any event, not fewer than three. The Board shall recommend that the shareholders of First American vote to elect the FAF Nominees as directors of First American and First American shall use its reasonable best efforts to cause the election of the FAF Nominees at any meeting of shareholders held between the date hereof and the FAF Termination Date at which directors of First American are to be elected. Upon the FAF Termination Date, First American’s obligations under this Agreement to include the FAF Nominees on the Board, recommend and nominate such individuals for election, and use reasonable best efforts to cause their election, shall forever terminate. For purposes of this Agreement, “FAF Termination Date” means the earliest to occur of (i) December 31, 2009 and (ii) any date within the four months preceding any annual meeting of First American’s shareholders on which the Shareholders shall fail to collectively beneficially own at least 5% of First American’s outstanding shares of Common Stock. The Shareholders agree that, in connection with the completion of the Planned Transaction, First American may determine to reduce the size of the Board to less than 17 members (a “Board Reduction”) and, if a Board Reduction shall occur, then First American shall, upon completion of the Planned Transaction, only be required to retain on the Board and nominate for election to the Board a number of FAF Nominees equal to 30% of the total number of members of the Board, rounded to the nearest whole number of directors, but, in any event, not fewer than three.

(c) SpinCo Nominees. In the event that the Planned Transaction is consummated prior to the FAF Termination Date, First American agrees, effective upon the consummation of the Planned Transaction, to elect to the Board of Directors of SpinCo (the “SpinCo Board”) individuals designated by the Shareholders, with the consent (which consent shall not be unreasonably withheld or delayed) of the Nominating and Corporate Governance Committee (or equivalent) of First American or SpinCo, as the case may be (the “Designated SpinCo Nominees”), the number of which is 30% of the total number of members of the SpinCo Board, rounded to the nearest whole number of directors, but, in any event, not fewer than three (the “Minimum Representation Requirement”); provided that any FAF Nominee who joins the SpinCo Board shall be deemed a Designated SpinCo Nominee and shall be taken into account in determining whether the Minimum Representation Requirement has been satisfied. The Designated SpinCo Nominees who are elected to be members of the SpinCo Board upon consummation of the Planned Transaction, together with any successor nominees appointed by the Shareholders pursuant to this Agreement, are referred to as the “SpinCo Nominees,” and the FAF Nominees and SpinCo Nominees are collectively referred to as the “Nominees.” The SpinCo Board shall recommend that the shareholders of SpinCo vote to elect the SpinCo Nominees as directors of SpinCo and SpinCo shall use its reasonable best efforts to cause the election of the SpinCo Nominees at any meeting of shareholders held between the date hereof and the SpinCo Termination Date (as defined below) at which directors of SpinCo are to be elected. From the date of consummation of the Planned Transaction until the SpinCo Termination Date, SpinCo shall include on the SpinCo Board’s proposed slate of nominees at any election of directors held during such period, a number of SpinCo Nominees equal to 30% of the total number of members of the SpinCo Board, rounded to the nearest whole number of SpinCo Nominees, but, in any event, not fewer than three. Upon the SpinCo Termination Date, First American’s and SpinCo’s obligations under this Agreement to include such SpinCo Nominees on the SpinCo Board, recommend and nominate such individuals for election, and use reasonable best efforts to cause their election, shall forever terminate. For purposes of this

Agreement, “SpinCo Termination Date” means the earliest to occur of (i) December 31, 2009 and (ii) any date within the four months preceding any annual meeting of SpinCo’s shareholders on which the Shareholders shall fail to collectively beneficially own at least 5% of SpinCo’s outstanding shares of common stock .

(d) Increases in Board and SpinCo Board Size. If at any time from the date hereof and until the FAF Termination Date or SpinCo Termination Date, as applicable, the size of the Board or the SpinCo Board, as applicable, is increased, then First American or SpinCo, as applicable, shall nominate individual(s) designated by the Shareholders, with the consent (which consent shall not be unreasonably withheld or delayed) of the Nominating and Corporate Governance Committee (or equivalent thereof) of First American or SpinCo, as applicable, such that the Minimum Representation Requirement is satisfied for both First American and SpinCo, as applicable.

(e) Replacement Nominees. Should any Nominee resign from the Board or the SpinCo Board or decide not to seek appointment or election to the Board or the SpinCo Board, or be removed by a vote of the Board or the SpinCo Board, as applicable, other than for cause, in any case prior to the FAF Termination Date or the SpinCo Termination Date, as applicable, then the Shareholders shall, with the consent (which consent shall not be unreasonably withheld or delayed) of the Nominating and Corporate Governance Committee (or equivalent thereof) of First American or SpinCo, as the case may be, be entitled to designate a replacement for such Nominee and First American or SpinCo, as applicable, shall promptly elect such individual to the Board or the SpinCo Board, as applicable, and any committees thereof on which his or her predecessor served, and any such designated replacement shall be deemed to be a FAF Nominee or SpinCo Nominee, as applicable, for all purposes under this Agreement.

(f) Board and SpinCo Board Committees. At all times until the FAF Termination Date, First American shall appoint to each committee of the Board a number of FAF Nominees, and at all times until the SpinCo Termination Date, SpinCo shall appoint to each committee of the SpinCo Board a number of SpinCo Nominees, equal, in each case, to 30% of the number of members of such committee, rounded to the nearest whole number of Nominees, but, in any event, not fewer than two, except that, if the audit committee of the Board or the SpinCo Board, as the case may be, shall have four or fewer members, only one Nominee shall be entitled to be a member of such committee. As of the date hereof, First American shall appoint the following FAF Nominees to the committees of the Board:

(i) Bruce Bennett, Christopher Greetham and Patrick F. Stone shall be appointed to the Executive Committee of the Board;

(ii) Glenn C. Christenson and Patrick F. Stone shall be appointed to the Ad Hoc Committee of the Board, and Mr. Stone shall be the Vice Chairman of the Ad Hoc Committee of the Board;

(iii) Glenn C. Christenson shall be appointed to the Audit Committee of the Board;

(iv) Bruce Bennett and Thomas C. O’Brien shall be appointed to the Nominating and Corporate Governance Committee of the Board; and

(v) Christopher Greetham and Thomas C. O’Brien shall be appointed to the Compensation Committee of the Board.

Section 1.2. Right to Updates.

Upon his joining the Board pursuant to Section 1.1(a), First American shall cause Patrick F. Stone to become and, until his resignation, or, consistent with the terms of this Agreement, his failure to be nominated, to remain, a member and Vice Chairman of the Board’s Ad Hoc Committee, which is currently charged with the responsibility of monitoring First American’s efforts to cut costs and centralize operations company-wide, or such other Board committee (such as, by way of example, the Executive Committee) with the responsibility to manage or oversee First American’s operating and financial matters. In accordance with its charter, which is attached hereto as Exhibit A, First American shall cause the Ad Hoc Committee to permit Patrick F. Stone to fully participate in its activities. First American and the Shareholders further agree, with such agreement being an integral term upon which the Shareholders have relied in executing this Agreement, that Mr. Stone, in his position as Vice Chairman of the Ad Hoc Committee and/or director of First American, shall play an active role in providing advice, counsel and oversight in the implementation of First American’s operational cost and business plan in a manner consistent with the powers and duties of a director. Mr. Stone, in his role as a director and Vice Chairman of the Ad Hoc Committee, and the other FAF Nominees, in their roles as directors, shall be provided with such financial, operating, performance and other information, and such access to management and employees, as they shall reasonably request, on the same terms as such information is provided to other members of the Board and consistent with the membership of each of them on committees thereof.

Section 1.3. Standstill; Voting Agreement.

(a) Until December 31, 2009, neither the Shareholders nor any of their Affiliates will, directly or indirectly, without the prior written consent of the Board or the SpinCo Board, as applicable,

(i) acquire, announce an intention to acquire, offer or seek to acquire, or agree to acquire, by purchase, gift, tender or exchange offer, or otherwise, beneficial ownership of any additional common shares or any other securities of First American, SpinCo or any Subsidiary of either (any such person, a “Covered Company”), including any rights, warrants or options or other securities convertible into or derivative of any such securities, if in any such case immediately after the taking of such action the Shareholders and their Affiliates would, in the aggregate, beneficially own more than 10% of the then outstanding common stock of any Covered Company, except as a result of a stock split, stock dividend or other pro rata distribution made by any Covered Company to its shareholders (including as a result of the Planned Transaction) and in which any Shareholder participates solely in his or its capacity as a shareholder;

(ii) form, join or participate in or become a member of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to any equity securities of any Covered Company;

(iii) arrange, or participate in, any financing for the purchase by any person of any securities or assets or businesses of any Covered Company prior to the time that such specific purchase is approved by the Board or the SpinCo Board, as applicable;

(iv) make, propose or participate in the making of any proposal to any Covered Company or any third party (by public announcement, submission to any Covered Company or a third party or otherwise) in respect of an extraordinary corporate transaction involving any Covered Company or any of their respective securities, including a merger, reorganization, recapitalization, extraordinary dividend, liquidation, sale or transfer of assets other than in the ordinary course of the business of any Covered Company, or the acquisition or purchase by the Shareholders or any other person of all or any portion of the assets or capital stock of any Covered Company, whether by merger, consolidation, tender or exchange offer or otherwise (an “Extraordinary Transaction”); provided, however, that (A) if the Board or SpinCo Board, as applicable, determines that a Covered Company will actively pursue an Extraordinary Transaction, the Shareholders shall be permitted to make a confidential nonpublic proposal concerning such Extraordinary Transaction to the Board of Directors of the appropriate Covered Company, and (B) nothing in this Section 1.3(a) shall prohibit the Shareholders from participating in any transaction that has been approved by the Board of Directors of the applicable Covered Company involving an Extraordinary Transaction;

(v) call or seek to call any special meeting or other meeting of shareholders of any Covered Company for any reason whatsoever;

(vi) solicit proxies or consents relating to the voting of any voting or other securities of any Covered Company, or otherwise become a “participant,” directly or indirectly, in any “solicitation” of “proxies” or consents to vote, or become a “participant” in any “election contest” or exempt solicitation under Rule 14a-2(b)(1) under the Exchange Act involving any Covered Company (all terms used in this subsection (vi) and defined in Regulation 14A under the Exchange Act have the meanings assigned to them therein); or

(vii) in any way cause, incite or solicit any other person to engage in any conduct or activity that otherwise would be prohibited herein.

The Shareholders and their Affiliates shall be permitted to discuss with the Covered Companies and other shareholders of any Covered Company general matters regarding the business and affairs of the Covered Companies, subject, at all times, to the restrictions in Section 1.3 (including, without limitation, the non-disparagement restrictions set forth in Section 1.3(d)).

(b) For purposes of this Agreement, “Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person and any employees, officers, independent contractors, partners and agents of any such persons; “Subsidiary” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, is controlled by, such person; and “beneficially owns” (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(c) Until December 31, 2009, the Shareholders shall, and shall cause their Affiliates to, refrain from voting any securities of any Covered Company beneficially owned by the Shareholders or their Affiliates in favor of (i) the election of any nominee that is not recommended by the board of directors of such Covered Company or (ii) any other proposal made by a shareholder that is not recommended by the board of directors of such Covered Company. In furtherance of the foregoing, the Shareholders shall not, and shall cause their Affiliates not to, execute any written consent or proxy to approve any proposal by any other shareholder of any Covered Company that has not been recommended by the board of directors of such Covered Company.

(d) None of First American, SpinCo, the Shareholders, or any of their respective Affiliates, shall, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement, whether publicly or privately, to any third party (including without limitation the filing of any document or report with the Securities and Exchange Commission or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) concerning any other such party or any of its respective past, present or future general partners, directors, officers or employees, which disparages or in any other way reflects adversely or detrimentally upon such other party or any of such other party’s respective past, present or future general partners, directors, officers or employees (recognizing that this Section 1.3(d) shall not prohibit any private, confidential comment directly made to the other party’s officers, directors or counsel).

ARTICLE II.

MISCELLANEOUS

Section 2.1. Representations and Warranties.

(a) Each of the Shareholders hereby represents to First American, and First American hereby represents to each of the Shareholders, that:

(i) such party has all requisite corporate, limited partnership or limited liability company, as applicable, authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby;

(iii) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with their respective terms; and

(iv) this Agreement will not result in a violation on its part of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party (it being understood that each party makes no representation as to whether this Agreement will result in any such violation on the part of the other parties hereto).

(b) The Shareholders hereby represent to First American that, as of the date hereof, HCM, HGP and HA are the beneficial owners of approximately 8,866,479 shares of Common Stock, HCI is the beneficial owner of approximately 839,086 shares of Common Stock (which are included in the Shares owned by the other Shareholders), HCII is the beneficial owner of approximately 1,962,648 shares of Common Stock (which are included in the Shares owned by the other Shareholders) and HCIII is the beneficial owner of approximately 6,064,745 shares of Common Stock (which are included in the Shares owned by the other Shareholders). The Shareholders further represent and warrant that no Shareholder is a party to any agreement, arrangement or understanding with any third party other than First American with respect to the securities, management or control of any Covered Company other than as described in Item 5 of the draft of Amendment No. 1 to Schedule 13D/A to be filed by certain of the Shareholders with respect to First American, which was provided to First American immediately prior to the execution hereof.

(c) The parties hereto acknowledge, warrant and represent that they have carefully read this Agreement, understand it, have consulted with and received the advice of counsel regarding this Agreement, agree with its terms, and freely, voluntarily and knowingly execute it.

Section 2.2. General Provisions.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto. The agreements, representations, warranties and obligations of the Shareholders hereunder are each explicitly intended to benefit SpinCo, which shall be a third party beneficiary of this Agreement. First American shall provide that SpinCo shall become a party to this Agreement at or prior to the effectiveness of the Planned Transaction.

(b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemplated arrangements and understandings with respect thereto.

(c) This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

(d) All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the party to be notified at the respective addresses set forth below, or at such other addresses which may hereinafter be designated in writing:

If to First American:

The First American Corporation

1 First American Way

Santa Ana, California 92707

Attention: Kenneth D. DeGiorgio

Fax No.: (714) 250-3325

with a copy to:

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

Attention: Brian Lane

Fax No.: (202) 955-0539

If to the Shareholders:

Highfields Capital Management LP

John Hancock Tower

200 Clarendon Street

59th Floor

Boston, Massachusetts 02116

Attention: Joseph F. Mazzella

Fax No.: (617) 850-7620

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Attention: Joseph L. Johnson III

Fax No.: (617) 523-1231

(e) This Agreement and the legal relations hereunder between the parties hereto shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed therein, without giving effect to the principles of conflicts of law thereof.

(f) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

(g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the State of California, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States of America, in each case located in the State of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.

(j) No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any of the parties to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the day and year first written above.

THE FIRST AMERICAN CORPORATION

By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio
Title: Senior Vice President, General Counsel

HIGHFIELDS CAPITAL MANAGEMENT LP

By:	Highfields GP, LLC
Its General Partner

By:	/s/ Joseph F. Mazzella
Name: Joseph F. Mazzella
Title: Managing Director

HIGHFIELDS GP LLC

By:	/s/ Joseph F. Mazzella
Name: Joseph F. Mazzella
Title: Managing Director

HIGHFIELDS ASSOCIATES LLC

By:	/s/ Joseph F. Mazzella
Name: Joseph F. Mazzella
Title: Managing Director

HIGHFIELDS CAPITAL I LP

By:	/s/ Joseph F. Mazzella
Name: Joseph F. Mazzella
Title: Managing Director, Highfields Capital Management, its Investment Manager

HIGHFIELDS CAPITAL II LP

By:	/s/ Joseph F. Mazzella
Name: Joseph F. Mazzella
Title: Managing Director, Highfields Capital Management, its Investment Manager

HIGHFIELDS CAPITAL III L.P.

By:	/s/ Joseph F. Mazzella
Name: Joseph F. Mazzella
Title: Managing Director, Highfields Capital Management, its Investment Manager

Exhibit A

THE FIRST AMERICAN CORPORATION

AD HOC COMMITTEE CHARTER

1.	MEMBERS.

1.1 The Board of Directors (the “Board”) of The First American Corporation (the “Company”) shall maintain an Ad Hoc Committee (the “Committee”) of at least six members and the Board shall designate one member as Chairman of the Committee (the “Chair”) and one member as the Vice Chairman (the “Vice Chair”).

1.2 The members of this Committee shall consist initially of Van Skilling (Chair), Patrick F. Stone (Vice Chair), Frank O’Bryan, George Argyros, Roslyn Payne, David Chatham and Glenn C. Christenson.

2.	PURPOSE.

The purpose of the Committee is to oversee the Company’s centralization, cost-cutting and margin improvement program (the “Program”).

3.	DUTIES AND RESPONSIBILITIES.

In furtherance of the foregoing purposes, the duties and responsibilities of the Committee are to:

a.	Work with management to receive reports on the Company’s progress with respect to the Program;

b.	Recommend to the Board proposed courses of action with respect to ideas to achieve the goals of the Program;

c.	Perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board may delegate to the Committee from time to time; and

d.	Be provided with all reasonable information necessary to ensure that the goals of the Program are met.

4.	OUTSIDE ADVISORS.

The Committee shall have the authority to advise on and recommend to the full Board regarding the need for retaining any outside counsel, experts, or other advisors it determines appropriate to assist it in the full performance of its functions.

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5.	MEETINGS.

5.1. The Committee shall meet at least two times per month for the first 90 days of its existence and, in addition, as frequently as may be determined necessary or appropriate by the Chair, either in person or telephonically. The Committee shall meet at the call of the Chair or a majority of the members of the Committee. The presence of a majority of the members of the Committee shall constitute a quorum for the transaction of business. The passage of any resolution of the Committee shall require the affirmative vote of a majority of Committee members. Any resolution adopted by the Committee shall be purely advisory in nature and shall have no binding effect on the Company.

5.2. Procedures fixed by the Committee shall be subject to any applicable provision of the Company’s bylaws. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following each Committee meeting. This shall be in lieu of Committee minutes. The report shall be given by the Chair, or in his absence, the Vice-Chair.

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